                                                                                                                                                                                                                                                                                                                                                                                                                                     Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 2, 2007, which appears on page F-9, in this Post Effective Amendment No. 3 to Form S-1 (No 333-129919).

/s/   VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

September 19, 2007